P&F INDUSTRIES TO HOST FOLLOW-ON THIRD-QUARTER CONFERENCE CALL NOVEMBER 11 AT 11:00 A.M.

Management to Complete Q&A Session

FARMINGDALE, N.Y. - November 10, 2005 — P&F Industries, Inc. (Nasdaq NM: PFIN) will host a question-and-answer forum at 11:00 a.m., eastern standard time, on November 11, 2005. Due to technical difficulties on the company’s earnings conference call this morning, the company has decided to re-host the Q&A portion of the call so that interested parties can ask questions of management.

The dial-in number for the conference call is 1-877-278-2335. A replay of the call, including both the Q&A session and management’s remarks from the regularly scheduled call from this morning, will also be available from November 11, beginning at 2:00 p.m. through November 18, at 11:59 p.m. This replay can be accessed by dialing 1-800-642-1687 or 1-706-645-9291, conference ID # 2469684.

A live webcast of the conference call will also be broadcast on the company Web site, www.pfina.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

P&F Industries, Inc., through two of its wholly-owned operating subsidiaries, Florida Pneumatic Manufacturing Corporation and Countrywide Hardware, Inc., manufactures and/or imports air-powered tools and various residential hardware such as staircase components, kitchen and bath hardware, fencing hardware and door and window hardware. P&F’s products are sold under their own trademarks, as well as under the private labels of major manufacturers and retailers.

P&F Industries, Inc. Joseph A. Molino, Jr. Chief Financial Officer 631-694-1800 www.pfina.com	Lippert/Heilshorn & Associates, Inc. Jody Burfening Investor Relations 212-838-3777 jburfening@lhai.com